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Item 14.    Exhibits, Financial Statement Schedules, and Reports on Form 8-K
(Continued):

Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of The Boston Beer Company, Inc. on Form S-8 (File No.333-12221) of our report dated February 13, 1998, on our audits of the consolidated financial statements of The Boston Beer Company, Inc. as of December 27, 1997, and December 28, 1996, and for each of the three years in the period ended December 27, 1997, which report is included in this Annual report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
March 24, 1998